                                                                     Exhibit 4.1



NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE; THEREFORE, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                           KELLSTROM INDUSTRIES, INC.

                           VOID AFTER DECEMBER 1, 2005

                  This certifies that JAMES VENTURES, L.P., or its successors or assigns (such person and such successors and assigns each being the "Warrant Holder" with respect to the Warrant held by it), at any time and from time to time on any Business Day on or prior to December 1, 2005, is entitled to purchase Ten Thousand (10,000) Shares of fully paid and nonassessable shares of Common Stock, $0.01 par value (the "Common Stock"), of Kellstrom Industries, Inc., a Delaware corporation (the "Company"), at a price equal to $3.59 per share (the "Warrant Price"). Of the 10,000 shares provided for herein, 5,000 shares may be purchased immediately and 5,000 shares may be purchased only in the event that Letters of Credit (as defined in the L/C Facility) are completely satisfied by the release of the Letters of Credit and the occurrence of the LC Termination Date (as defined in the L/C Facility) prior to December 30, 2000. This Warrant may be exercised by surrendering this Warrant with the subscription form hereinafter set forth fully executed, at the principal office of the Company in Sunrise, Florida, accompanied by payment of the full purchase price of the shares so purchased in cash, and upon compliance with and subject to the conditions set forth herein. The purchase price per share and the number of shares covered by this Warrant are subject to adjustment from time to time as hereinafter set forth. In addition to being able to pay the exercise price in cash, the Warrant Holder shall be permitted to offset any interest payment due and owing Warrant Holder by the Company pursuant to the L/C Facility by offsetting any interest accrued and unpaid by the Company to the Warrant Holder under the L/C Facility. In connection therewith, rather than tendering cash, the Warrant Holder shall tender a statement to the Company indicating the dollar amount of interest to be offset against the Warrant Price. In connection with all references set forth below to the payment of cash for the Warrant Price, the tender of the statement of interest owed shall be treated in the same manner as cash.

                  The purchase price per share of Common Stock from time to time in effect under this Warrant, and the number and character of shares covered hereby, shall be subject to adjustments from time to time in certain instances as follows, and the term "Warrant Price" shall


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

mean the price per share originally set forth in this Warrant or any price resulting from adjustments pursuant to the terms hereof.

                  1. In case the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares or shall issue in exchange for its outstanding shares of Common Stock a greater number of shares of Common Stock, then in each such case from and after the record date for such subdivision or exchange, the number of shares of Common Stock covered by this Warrant shall be increased in proportion to such increase in the number of outstanding shares of Common Stock and the Warrant Price then in effect shall be correspondingly decreased; and in the case the Company shall reduce the number of shares of its Common Stock by a combination of shares or shall issue in exchange for its outstanding shares of Common Stock a lesser number of shares of Common Stock, then in each such case from and after the record date for such combination or exchange, the number of shares of Common Stock covered by this Warrant shall be decreased in proportion to such reduction in the number of outstanding shares of Common Stock, and the then prevailing Warrant Price shall be correspondingly increased.

                  2. In case the Company shall declare and pay a dividend upon its Common Stock payable in Common Stock, then in each such case from and after the record date for determining the stockholders entitled to receive such dividend, the number of shares of Common Stock covered by this Warrant shall be increased in proportion to the increase in the number of outstanding shares of Common Stock through such stock dividend, and the then prevailing Warrant Price shall be correspondingly decreased.

                  3. In case of any reclassification or change of outstanding shares of Common Stock (other than as a result of a subdivision, combination or stock dividend) or in case of the consolidation or merger of the Company with or into any other corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change in its outstanding shares of Common Stock), or in case of any sale by the Company of all or substantially all of its assets to another corporation, the Warrant Holder shall have the right thereafter to receive upon exercise hereof the amount and kind of shares of capital stock and other securities and property entitled to be received upon such reclassification, change, consolidation, merger or sale by a holder of the number of shares of Common Stock of the Company covered by such Warrant at the then prevailing Warrant Price, subject to subsequent adjustments as provided herein.

                  4. In case at any time:

                           (a) the Company shall declare any dividend upon its Common Stock or make any other distribution to the holders of its Common Stock; or

                           (b) the Company shall propose to offer for subscription to the holders of its Common Stock any additional shares of stock of any class of any other securities or rights; or



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                           (c) the Company shall propose any reclassification or
         change of outstanding shares of Common Stock, or any consolidation or merger of the Company or any sale by the Company of its assets to which sections 1, 2 or 3 would be applicable, then, in any one or more of such cases, the Company shall cause notice to be mailed to the registered Warrant Holder 10 days after the effective date or the record date for such dividend, distribution or subscription rights, or for a vote upon such reclassification, change, consolidation, merger or sale, as the case may be. In addition, the Company shall mail to the registered Warrant Holder copies of each report of communication of the Company mailed to the holders of its Common Stock simultaneously with such mailing to holders of Common Stock.

                  5. (a) As a condition precedent to the taking of any action which would cause an adjustment reducing the Warrant Price below the then par value of the shares of Common Stock issuable upon the exercise hereof, the Company will take such corporate action as may be necessary in order that it may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Warrant Price.

                  (b) No adjustment shall be made in the number of shares purchasable upon exercise of this Warrant in any case in which the adjustment would result in a change of less than 2/100ths of a share of Common Stock, as such Common Stock is constituted immediately subsequent to the event giving rise to the proposed adjustment, except that any action taken by the Company which otherwise would occasion an adjustment in an amount less than 2/100ths of a share shall be carried forward and taken into account at the time of any subsequent adjustment in the number of shares purchasable hereunder.

                  6. (a) Neither the Warrant nor the Warrant Shares have been registered with the Commission under the Securities Act or qualified for sale pursuant to any state blue sky law, and neither may be sold or transferred without such registration or qualification, except pursuant to an exemption therefrom. No rights shall be hereby granted which are in violation of applicable securities laws or regulations.

                  (b) The Company may cause the legends set forth at the top of the first page hereof to be set forth on each Warrant and the following legend to be set forth on each certificate representing Common Stock issued upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION



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                  THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

                  7. (a) This Warrant may be exercised for all or part of the shares covered hereby. In the event of a partial exercise of this Warrant, the Company will issue to the Warrant Holder the number of shares of Common Stock purchased under this Warrant, together with a new, similar Warrant for the unused portion. This Warrant may be subdivided into or combined with similar Warrants at any time, at the option of the Warrant Holder, at the principal office of the Company in Sunrise, Florida.

                  (b) The Company shall not be required to issued fractional shares of Common Stock upon any exercise of Warrants. As to any final fraction of a share in which the same holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a sum in cash equal to the excess of the market value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company may prescribe) over the proportional part of the exercise price represented by such fractional share.

                  8. The Warrant Holder shall not be entitled, as such, to any of the rights of a stockholder of the Company.

                  9. PIGGYBACK REGISTRATION RIGHTS.

                  (a) If the Company at any time or from time to time proposes to file a registration statement under the Securities Act with respect to an offering of shares of Common Stock for cash (x) for the Company's own account (other than registration statement on Form S-4 or S-8 (or any successor or similar form that may be adopted by the Commission)) or (y) for the account of any holders of shares of Common Stock, options, or convertible securities, then the Company at each such time shall give prompt written notice of such proposed filing to each Warrant Holder and to each holder of Registrable Securities (but in no event less then 10 Business Days before the anticipated filing date), and such notice shall offer each Warrant Holder and each holder of Registrable Securities the opportunity to register such number of Registrable Securities as the such holder may request, by notice to the Company within 5 Business Days, on the same terms and conditions as the other shares of Common Stock to be included in such offering.

                  (b) If the registration of which the Company gives notice pursuant to this SECTION 9 is for an underwritten public offering, (x) the notice provided by the Company shall so state, (y) the right of any holder of Registrable Securities to cause the Company to register such holder's Registrable Securities pursuant to this SECTION 9 shall be conditioned upon the inclusion of such holder's Registrable Securities in the underwriting to the extent provided herein and (z) all holders of Registrable Securities proposing to include their Registrable Securities in the registration shall enter into an underwriting agreement in customary form for such an underwritten offering with the representative(s) of the underwriters selected by the Company. The Company shall have no obligation to consult with or obtain the consent of any



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Warrant Holder or any holder of Registrable Securities in selecting any underwriters or investment bankers for an offering registered pursuant to this
SECTION 9.

                  (c) Notwithstanding any other provision of this SECTION 9, if an offering for which the Company gives notice pursuant to SECTION 9(a) is to be underwritten and the representative(s) of the underwriters for the offering advises the Company that marketing factors require a limitation on the amount of securities to be underwritten, (x) the Company shall so advise all holders of Registrable Securities requesting registration pursuant to this SECTION 9 and
(y) the amount of Registrable Securities requested to be offered may be excluded or reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such representative(s) of the underwriters; PROVIDED that the amount of securities entitled to be included in the registration and underwriting shall be allocated (i) first to the securities being sold for the Company's own account (based on the number of such securities specified in the notice given by the Company pursuant to SECTION 9(a), (ii) second to the securities being sold for the account of The Equitable Life Assurance Society of the United States (or its successors or assigns) to the extent such securities are entitled to such priority pursuant to agreements of the Company in effect on the Closing Date, (iii) third to securities being sold for the account of Key Principal Partners, L.L.C. (or its successors or assigns) and (iv) then PRO rata among the Registrable Securities and any other securities entitled to be included in such registration.

                  (d) The Company may withdraw its notice of proposed registration given pursuant to Section 9(a) at any time by giving written notice to each holder of Warrants and each holder of Registrable Securities, whereupon the Company shall not be required to cause such proposed registration to be effected.

                  (e) REGISTRATION PROCEDURES. Upon receipt of a request for registration of Registrable Securities pursuant to SECTION 9(a), the Company will thereupon use its best efforts to effect the registration of the Registrable Securities that are the subject of such request as expeditiously as possible, subject to the provisions of SECTION 9(a) and in connection therewith:

                  (i) The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof; the Company will include in such registration statement all information that any holder of such Registrable Securities (collectively, the "Participating Holders") shall reasonably request for the purpose of conforming such registration statement to the requirements of applicable law or of correcting any material misstatement or omission therein; and the Company will use its best efforts to cause such filed registration statement to become and remain effective until the securities covered by such registration statement are sold but not for more than 180 days.

                  (ii) Prior to filing such registration statement or any amendment or supplement thereto, the Company will furnish to the Participating Holders, their counsel and


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to each managing underwriter, if any, copies thereof, and thereafter furnish to the Participating Holders, their counsel and to each managing underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) in the prospectus included in such registration statement (including each preliminary prospectus) as the Participating Holders, their counsel or any managing underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

                  (iii) After the filing of the registration statement, the Company will promptly notify each Participating Holder of any stop order issued or, to the Company's knowledge, threatened to be issued by the Commission and take all reasonable actions as soon as reasonably practicable to prevent the entry of such stop order or to remove it if entered.

                  (iv) The Company will use its best efforts to register or qualify the Registrable Securities to be offered by the Participating Holders for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as any Participating Holder shall reasonably request; PROVIDED that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction.

                  (v) At any time when a prospectus relating to a sale of Registrable Securities is required by law to be delivered in connection with sales by an underwriter or dealer, the Company will promptly notify each Participating Holder of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will promptly make available to each Participating Holder and to the underwriters any such supplement or amendment. Upon receipt of any notice from the Company of the occurrence of any event of the kind described in the preceding sentence, the Warrant Holder will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Warrant Holder and the underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Warrant Holder will deliver to the Company all copies, other than permanent file copies then in the Warrant Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the 180-day period during which such registration statement is required to be maintained effective as provided in SECTION 9(e)(i) shall be extended by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Warrant Holder such supplemented or amended prospectus.



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                  (vi) The Company will enter into customary agreements
(including an underwriting agreement in customary form if the offering is to be underwritten) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

                  (vii) The Company will use its best efforts to comply with all applicable rules and regulations of the Commission, and will make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 10(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (viii) The Company will use its best efforts to cause all Registrable Securities registered pursuant to this SECTION 9 to be listed on each securities exchange on which securities issued by the Company of the same class as such Registrable Securities are then listed or to cause such Registrable Securities to be quoted on The Nasdaq National Market System if other securities issued by the Company of the same class are quoted thereon.

                  (iviii) The Company will promptly notify each Participating Holder and the managing underwriter or underwriters, if any, (A) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) of any request by the Commission for any amendment or supplement to the registration statement or the prospectus or for additional information; and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws or any jurisdiction or the initiation or threat of any proceeding for such purpose.

                  (ix) The Company will make available for inspection by a representative of a Participating Holder, by any underwriter participating in any disposition pursuant to the registration and by any attorney or account retained by a Participating Holder or underwriters (each, an "Inspector") such financial and other records, pertinent corporate documents and properties of the Company as the Company may reasonably request (the "Records"), and the Company will cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration.

                  (x) The Company may require any Participating Holder to furnish in writing to the Company such information regarding the Participating Holder, as the case may be, the plan of distribution of the Registrable Securities and other information as may be legally required as the Company may from time to time reasonably request in writing.

                  (xi) As a condition to the inclusion of Registrable Securities owned by any Participating Holder in a registration pursuant to Section 9(a), each such Participating Holder shall, if reasonably requested by the Company or by the representative(s) of the underwriters


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(if any) for such registered offering, agree to deliver to the Company and such representative(s) a legal opinion of such holder's counsel, covering such matters customarily requested of selling shareholders in connection with a public offering of shares as the Company or such representative(s) may reasonably request and in a form reasonably satisfactory to the Company or such representative(s), upon the closing of such offering.

                  (f) REGISTRATION EXPENSES. The entire costs and expenses of any registration and qualification pursuant to this SECTION 9 shall be borne by the Company. Such costs and expenses shall include (i) all costs and expenses incident to the preparation, printing and filing of the registration statement and all amendments and supplements thereto, including all reasonable word processing, duplicating and printing expenses, (ii) all registration and filing fees payable to the Securities and Exchange Commission or The National Association of Securities Dealers, Inc., (iii) all fees and expenses (including reasonable fees and expenses of counsel) of compliance with securities or blue sky laws, (iv) the fees and expenses of counsel for the Company, of its independent accountants and of any other experts retained by the Company, (v) the cost of furnishing a reasonable number of copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the Registrable Securities, (vi) all necessary and appropriate messenger and delivery expenses and (vii) all fees and expenses incurred in connection with any listing of the Registrable Securities on any securities exchange or providing for the quotation of the Registrable Securities on The Nasdaq National Market System; PROVIDED that each Participating Holder shall pay any underwriting fees, discounts or commissions, taxes and transfer taxes attributable to the sale of its Registrable Securities.

                  (g) INDEMNIFICATION BY THE COMPANY. In the event of any registration pursuant to SECTION 9 hereof, the Company agrees to indemnify and hold harmless each Participating Holder, its officers and directors, and each person, if any, who controls any Participating Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement of omission or alleged untrue statement or omission based upon information relating to the Participating Holder or the plan of distribution furnished in writing to the Company by the Participating Holder expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Participating Holder provided in this SECTION 9(g).

                  (h) INDEMNIFICATION BY THE PARTICIPATING HOLDER. Each Participating Holder agrees to indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of either Section 15 of the


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

Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Participating Holder, but only with reference to information relating to such Participating Holder or the plan of distribution furnished in writing by the Participating Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Participating Holder also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this SECTION 9(h).

                  (i) CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to
SECTION 9(g) or 9(h), such person (the "Indemnified Party") shall promptly notify the person against whom such Indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than two separate firms of attorneys (in addition to any legal counsel to such Indemnifying Party) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Parties shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with such consent, or if there by a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                  (j) LOCK UP. In connection with any underwritten public offering of shares of Common Stock of the Company registered pursuant to the Securities Act, if the managing underwriter for such registration shall so request, the holders of Registrable Securities shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those shares of Common Stock included in such registration) without the prior written consent of the underwriters for a period designated by the underwriters in writing to the holders of Registrable Securities, which period shall begin not more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 180 days after the effective date of such registration statement.

                  10. ARBITRATION. Any controversy or claim arising out of related to this Agreement shall be settled and determined by arbitration conducted in the City of Fort Lauderdale in accordance with the laws of the State of Florida by a single arbitrator. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association. Judgment upon the award rendered by such arbitrator, hereby specifically authorized, in circumstances he deems appropriate, to grant injunctive relief, to award money damages, and/or to make award for legal and accounting or other expenses incurred in connection with the arbitration proceeding, shall be entered in any court having jurisdiction thereof. The foregoing is intended to be an extension and not a diminution of the powers and authority of the arbitration board.

                  11. NOTICES. Any notice or other communication hereunder shall be in writing and shall be sufficient if sent by first-class mail or courier, postage prepaid, and addressed as follows: (a) if to the Company, addressed to the Company at its address for notices as set forth below its signature hereon or any other address as the Company may hereafter notify to the Warrant Holder and (b) if to the Warrant Holder, addressed to such address as the Warrant Holder may hereafter from time to time notify to the Company for the purposes of notice hereunder.

                  12. DEFINITIONS. As used herein (the following definitions being applicable in both singular and plural forms):

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized by law to close.

         "L/C FACILITY" means the letter of credit facility, dated as of December 1, 2000, by and between the Company and James Ventures, L.P., LJH Corporation, Robert Belfer, Don A. Sanders or their designees or assigns providing for the issuance of $8.0 million of standby letters of credit in favor of Bank of America, N.A. as agent of the lenders under the Senior Credit Facility.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

         "REGISTRABLE SECURITIES" means any Warrant Shares until (a) a registration statement under the Securities Act covering such Warrant Shares shall have been declared effective and such Warrant Shares shall have been disposed of pursuant to such effective registration statement, (b) all Warrant Shares, held by such Warrant Holder are eligible to be immediately sold under circumstances in which all of the conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or such Warrant Shares may be sold pursuant to


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

Rule 144(k), or (c) such Warrant Shares shall have been otherwise transferred, the Company shall have delivered one or more certificates or other evidence of ownership of such Warrant Shares not bearing the legend required pursuant to
Section 2 and such Warrant Shares may be resold without subsequent registration under the Securities Act.

         "SECURITIES ACT" means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

         "SENIOR CREDIT FACILITY" means that certain Amended and Restated Credit Agreement, dated as of December 14, 1998, as amended, among the Company, certain of its subsidiaries named therein, the financial institutions from time to time party thereto, and Bank of America, N.A. as agent for such financial institutions.

         "WARRANT" means, as the context requires, (a) this warrant or (b) any of the other Common Stock purchase warrants originally issued pursuant the L/C Facility, in either case, any successor warrant or warrants issued upon a whole or partial transfer or assignment of any such Common Stock purchase warrant or of any such successor warrant.

         "WARRANT HOLDER" has the meaning set forth in the introductory paragraph to this Warrant.

         "WARRANT SHARES" means the number of shares of Common Stock issued or issuable upon exercise of this Warrant as set forth in the introduction hereto, as adjusted from time to time pursuant to SECTIONS 1, 2 OR 3, or in the case of other Warrants, issuable upon exercise of those Warrants.

                  (Remainder of Page Intentionally Left Blank)

                  IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS WARRANT TO BE EXECUTED BY ITS AUTHORIZED SIGNATORY ON THIS 1ST DAY OF DECEMBER, 2000.


                                      KELLSTROM INDUSTRIES, INC.



                                      By: /s/ Zivi R. Nedivi
                                          --------------------------------------

                                          President



                                      ADDRESS:

                                      1100 International Parkway
                                      Sunrise, Florida 33323

                                  PURCHASE FORM

         The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase rights represented by said Warrant for, and to purchase thereunder, ________ shares of Common Stock, $0.01 par value per share, of Kellstrom Industries, Inc. and herewith makes payment of $___________ in cash therefor, and requests that the certificates for such shares be issued in the name of _____________________________________ and delivered to _________________
___________________________, whose address is __________________________________
_____________________________________ and, if such shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the shares purchasable hereunder be delivered to the undersigned.

Dated: _________________
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                            Address:
                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------


                                            Social Security
                                            or Tax I.D. No.
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